Exhibit A-3

CLECO CORPORATION
Balance Sheet - Consolidating
December 31, 2002
(Unaudited)

	Cleco Corporation	Cleco Support Group LLC	Cleco Power LLC	Cleco Midstream Consolidated	Cleco Innovations Consolidated	CLE Resources Inc	Eliminations and Reclassifications	Cleco Corporation Consolidated

ASSETS

Current Assets
Cash and Cash Equivalents	$ 44,971,031	$ -	$ 69,166,795	$ 330	$ -	$ 192,669	$ -	$ 114,330,825
Restricted Cash, current portion	-	-	-	7,762,000	-	-	-	7,762,000
Customer Accounts Receivable	-	-	25,466,552	7,257,132	(125,000)	-	-	32,598,684
Customer Accts Rec Intercompany	27,079,137	7,684,780	9,296,079	26,734,401	1,038,727	299,187	(72,132,311)	-
Other Accounts Receivable	22,512	167,687	23,553,477	21,501,406	12,051	7,223	-	45,264,356
Notes Receivable	-	-	-	-	-	-	-	-
Notes Rec Intercompany	278,610,387	-	-	-	-	-	(278,610,387)	-
Taxes Receivable	1,304,054	-	18,123,434	4,573,984	426,286	557,083	(1,378,165)	23,606,676
Unbilled Revenues	-	-	15,996,036	4,175,109	-	-	-	20,171,145
Unbilled Rev Intercompany	-	-	-	-	-	-	-	-
Fuel Inventory	-	-	13,309,482	-	-	-	-	13,309,482
Materials Inventory	-	-	12,333,040	2,082,746	-	-	-	14,415,786
Margin Deposits	-	-	(6,824)	324,602	-	-	-	317,778
Risk Management Asset	-	-	117,180	218,135	-	-	-	335,315
Accum Def Fuel - Asset	-	-	-	-	-	-	-	-
Accum Current Deferred Taxes, net	-	114,915	3,651,790	943,824	-	-	(881,821)	3,828,708
Other Current Assets	3,435,586	-	4,239,314	75,148	1,190,322	-	-	8,940,370

Total Current Assets	355,422,707	7,967,382	195,246,355	75,648,817	2,542,386	1,056,162	(353,002,684)	284,881,125

Property, Plant & Equipment
Property, Plant & Equipment	-	4,290,542	1,617,253,710	577,802,074	756,938	-	-	2,200,103,264
Accumulated Depreciation	-	(1,483,519)	(680,304,939)	(32,390,317)	-	-	-	(714,178,775)

Net Property, Plant & Equipment	-	2,807,023	936,948,771	545,411,757	756,938	-	-	1,485,924,489
Goodwill	-	-	-	-	-	-	-	-
Construction Work-In-Progress	-	2,576,503	76,131,159	1,512,165	10,493	-	-	80,230,320

Total PP&E	-	5,383,526	1,013,079,930	546,923,922	767,431	-	-	1,566,154,809

Investment in Subsidiary
Investment Consolidated	247,404,530	-	-	-	-	-	(247,404,530)	-
Investment Equity	-	-	-	273,688,163	-	-	-	273,688,163

Total Investment in Subsidiary	247,404,530	-	-	273,688,163	-	-	(247,404,530)	273,688,163

Other Assets
Prepayments	2,561,698	176,631	8,733,175	21,375,580	18,264	-	-	32,865,348
Operating Lease Asset	-	-	-	10,369,759	-	-	-	10,369,759
Restricted Cash, less current portion	-	-	5,876	45,900,698	-	-	-	45,906,574
Regulatory Assets-Def Taxes	-	-	65,268,110	-	-	-	-	65,268,110
Other Deferred Charges	623,094	3,646,419	56,161,157	5,040,406	-	-	1,190	65,472,266
Accum Lg-Term Deferred Inc Taxes, net	1,271,621	2,545,854	-	-	-	1,187	(3,818,662)	-

Total Other Assets	4,456,413	6,368,904	130,168,318	82,686,443	18,264	1,187	(3,817,472)	219,882,057

TOTAL ASSETS	$ 607,283,650	$ 19,719,812	$ 1,338,494,603	$ 978,947,345	$ 3,328,081	$ 1,057,349	$ (604,224,686)	$ 2,344,606,154

LIABILITIES

Current Liabilities
Short-Term Debt	$ 171,550,000	$ -	$ 107,000,000	$ 36,750,000	$ -	$ -	$ -	$ 315,300,000
Short-Term Debt Intercompany	-	2,282,348	-	269,462,478	6,865,561	-	(278,610,387)	-
Lg-Term Due in 1 Year	202,055	-	25,000,000	20,199,577	-	-	-	45,401,632
Accounts Payable	1,567,362	4,495,585	63,108,455	34,769,294	104,868	-	-	104,045,564
Retainage	-	-	46,149	6,232,253	-	-	-	6,278,402
Accrued Payroll	-	391,867	1,450,320	337,792	-	-	-	2,179,979
Customer Payable Intercompany	27,502,565	2,641,526	9,125,480	31,433,337	675,174	714,218	(72,092,300)	-
Customer Deposit	-	-	21,069,063	18,111	-	-	-	21,087,174
Taxes Accrued	-	1,378,165	-	-	-	-	(1,378,165)	-
Interest Accrued	1,246,085	-	7,724,979	6,645,101	-	-	(69,737)	15,546,428
Accum Def Fuel - Liability	-	-	3,559,084	-	-	-	-	3,559,084
Risk Management Liability	-	-	1,934,518	375,277	-	-	-	2,309,795
Accum Current Deferred Taxes, net	865,318	-	-	-	16,503	-	(881,821)	-
Other Current Liabilities	1,659,564	(24,438)	1,282,594	-	113,057	-	-	3,030,777

Total Current Liabilities	204,592,949	11,165,053	241,300,642	406,223,220	7,775,163	714,218	(353,032,410)	518,738,835

Deferred Credits
Accum Lg-Term Deferred Inc Taxes, net	-	-	274,204,888	28,630,309	2,189	-	(3,818,662)	299,018,724
Accum Def Investment Tax Credit	-	-	20,743,914	-	-	-	-	20,743,914
Regulatory Liab - Def Taxes	-	-	-	-	-	-	-	-
Other Deferred Credits	208,016	10,171,786	42,911,947	3,723,224	256,815	140,000	30,917	57,442,705

Total Deferred Credits	208,016	10,171,786	337,860,749	32,353,533	259,004	140,000	(3,787,745)	377,205,343

Long-Term Debt, net	99,994,666	-	335,516,936	433,171,738	-	-	-	868,683,340

TOTAL LIABILITIES	304,795,631	21,336,839	914,678,327	871,748,491	8,034,167	854,218	(356,820,155)	1,764,627,518

EQUITY

Preferred Stock
Not Subject to Mandatory Redemption	26,577,848	-	-	-	-	-	-	26,577,848
Def Stock - Preferred Stock Held by ESOP	(9,070,011)	-	-	-	-	-	-	(9,070,011)

Total Preferred Stock	17,507,837	-	-	-	-	-	-	17,507,837

Common Stock & Mbrs' Equity
Common Stock	47,065,152	-	-	-	-	-	-	47,065,152
Premium on Capital Stock	153,277,012	-	-	-	-	-	-	153,277,012
Capital Stock Expense	(531,708)	-	-	-	-	-	-	(531,708)
Members' Equity	-	(253,836)	424,729,990	107,397,427	(4,347,967)	203,131	(196,104,531)	331,624,214
Lg-Term Debt Payable Common Stock	-	-	-	-	-	-	-	-
Retained Earnings	85,749,086	-	-	-	-	-	(51,300,000)	34,449,086
Other Comprehensive Income	-	(1,363,191)	(913,714)	(198,573)	(358,119)	-	-	(2,833,597)
Treasury Stock	(579,360)	-	-	-	-	-	-	(579,360)

Total Common Stock & Mbrs' Equity	284,980,182	(1,617,027)	423,816,276	107,198,854	(4,706,086)	203,131	(247,404,531)	562,470,799

TOTAL EQUITY	302,488,019	(1,617,027)	423,816,276	107,198,854	(4,706,086)	203,131	(247,404,531)	579,978,636

TOTAL LIABILITIES & EQUITY	$ 607,283,650	$ 19,719,812	$ 1,338,494,603	$ 978,947,345	$ 3,328,081	$ 1,057,349	$ (604,224,686)	$ 2,344,606,154